                                                                   EXHIBIT 12(b)



RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Railroad Company and Consolidated Subsidiary and Affiliate Companies
(Unaudited)

-----------------------------------------------------------------------------------------------
                                                                      Six Months Ended June 30,
Millions of Dollars, Except Ratios                                        2002             2001
-----------------------------------------------------------------------------------------------
Earnings:
      Net income ................................................      $   559          $   471
      Undistributed equity earnings .............................          (21)             (15)
                                                                       -------          -------
Total earnings ..................................................          538              456
                                                                       -------          -------
Income taxes ....................................................          327              279
                                                                       -------          -------
Fixed charges:
      Interest expense including amortization of debt discount ..          276              293
      Portion of rentals representing an interest factor ........           21               20
                                                                       -------          -------
Total fixed charges .............................................          297              313
                                                                       -------          -------
Earnings available for fixed charges ............................      $ 1,162          $ 1,048
                                                                       -------          -------
Ratio of earnings to fixed charges ..............................          3.9              3.3
                                                                       -------          -------